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                                                                     Exhibit 4.2

                                                    PCM Stockholder Agreement v3

                              STOCKHOLDER AGREEMENT

                          DATED AS OF OCTOBER 28, 2002

                                 BY AND BETWEEN



                               QUANTUM CORPORATION

                                       AND

                           PRIVATE CAPITAL MANAGEMENT

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                                                    PCM Stockholder Agreement v3

                              STOCKHOLDER AGREEMENT

This Stockholder Agreement (this "Agreement") is entered into as of October 28, 2002 by and between Private Capital Management, L.P. (the "Stockholder") and Quantum Corporation, a Delaware corporation (the "Company").

     A. The Stockholder and the Company acknowledge that there currently exists an Amended and Restated Preferred Shares Rights Agreement, dated as of August 4, 1999 between the Company and Computershare, Inc. (the successor to Harris Trust and Savings Bank) as rights agent, as may be amended from time to time (the "Rights Agreement").

     B. Stockholder is a non-custodial, discretionary money manager that has invested in the Company's Common Stock (as defined below) on behalf of its clients, who maintain ownership of their respective shares of Common Stock.

     C. As of September 10, 2002, Stockholder, including shares of Common Stock beneficially owned by its principals, is the beneficial owner of 31,098,897 shares of Common Stock.

     D. On behalf of its clients, Stockholder would like the ability to purchase additional shares of Common Stock in open market purchases such that Stockholder will hold 20% or more of the outstanding Common Stock, which would, in the absence of an amendment to the Rights Agreement provided for herein, result in Stockholder becoming an Acquiring Person, as that term is defined in the Rights Agreement.

     E. Stockholder is and will continue to be a valuable holder of the Company's Common Stock, and such ownership of the Common Stock by Stockholder has and will continue to benefit the Company and its stockholders. Therefore, the Company does not wish to discourage Stockholder from purchasing additional shares of Common Stock, subject to the limitations prescribed in this Agreement and the Rights Agreement, as amended in accordance with this Agreement.

     F. In light of the benefits that accrue to the Company through Stockholder's continued ownership of the Common Stock, the Company and Stockholder believe that it is in their mutual best interests and the best interest of the Company's stockholders and Stockholder's clients that Stockholder's currently anticipated actions do not result in Stockholder being deemed an Acquiring Person under the Rights Agreement.

     G. Therefore, the Company and Stockholder have agreed that the Company shall amend the Rights Agreement in order to modify the definition of "Acquiring Person" in the Rights Agreement such that Stockholder's currently contemplated transactions with respect to shares of the Common Stock will not cause Stockholder to be deemed to be an Acquiring Person under the Rights Agreement.

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     H.    In consideration for the amendment of the Rights Agreement,
Stockholder and the Company have agreed that this Agreement be entered into to establish certain terms and conditions concerning the Stockholder's ownership of shares of Common Stock.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and covenants set forth in this Agreement, the Stockholder and the Company hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

     Capitalized terms used in this Agreement without definition shall have the respective meanings accorded to them in the Rights Agreement.

     "Common Stock" means the Company's DSSG common stock.

     "day" and "days" means a Business Day and Business Days, respectively.

     "Director" means a member of the Board of Directors of the Company.

     "Discretionary Power" means the ability of Stockholder (or Affiliates or Associates of Stockholder for which Stockholder may exercise voting or other discretionary authority), on behalf of its client, to (a) purchase or sell shares of Common Stock, (b) vote shares of Common Stock on any matter or proposal submitted to a vote of the Company's stockholders or (c) participate in any actions set forth in Section 5.1(a) hereof with respect to such shares, without the prior consent from such client to do any of the foregoing. "Discretionary Power" also means Stockholder's ability to take any of the actions specified in the preceding sentence with respect to shares of Common Stock held by an Affiliate or Associate of Stockholder without the prior consent from such Affiliate or Associate to take such action or actions.

     "Stockholder Interest" means all shares of Common Stock beneficially owned by Stockholder or Affiliates or Associates of Stockholder for which Stockholder has the ability to exercise Discretionary Power (as well as any shares of Common Stock over which such Stockholder, Affiliate or Associate has control or oversight as a money manager) as a percentage of the total shares of Common Stock outstanding on the date of the determination of such interest.

     "Transfer" means any offer, sale, contract to sell, pledge, grant of any option to purchase, short sale with respect to, or other disposition of, shares of Common Stock (other than sales through a broker in accordance with Rule 144 of the Securities Act of 1933, as amended).

                                   ARTICLE 2

                            AMENDMENT OF RIGHTS PLAN

     2.1 Amendment to Rights Plan. The Rights Plan shall be amended in accordance with Exhibit A, attached hereto.

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                                   ARTICLE 3

                            RULE 144 ACKNOWLEDGEMENT


     Stockholder acknowledges that Stockholder may be deemed to be an Affiliate of the Company pursuant to Rule 144, promulgated under the Securities Act, and, as such, may only Transfer some or all of the Stockholder Interest if such Transfer is made in conformity with the requirements of Rule 144, which provides, among other things, that (1) all sales of shares of Common Stock held by an Affiliate occur through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Exchange Act), (2) certain public information about the Company be available, (3) the amount of shares of Common Stock being sold by an Affiliate during any three month period not exceed the limitations specified in Rule 144(e), and (4) such a selling Affiliate timely files a Form 144.

                                   ARTICLE 4

                                VOTING AGREEMENT

     4.1 Stockholder Matters. From the date hereof until the termination of this Agreement in accordance with Section 6.1, Stockholder shall, and Stockholder shall cause Affiliates and Associates of Stockholder for which Stockholder has the ability to exercise Discretionary Power:

           (a) in instances where Stockholder or such Affiliates and Associates own the shares of Common Stock or have Discretionary Power over the shares of Common Stock that they hold on behalf of their respective clients, to vote any such shares of Common Stock in connection with any matter or proposal submitted to a vote of the Company's stockholders either (i) as recommended by the Board of Directors of the Company or (ii) proportionately in accordance with the votes of all other stockholders of the Company who have voted with respect to such matter or proposal; or

           (b) in instances where Stockholder or such Affiliates and Associates do not own the shares of Common Stock and do not have Discretionary Power over the shares of Common Stock that they hold on behalf of their respective clients, not to advise, recommend or suggest to such clients that the clients vote their shares of Common Stock in any manner other than (i) as recommended by the Board of Directors of the Company or (ii) proportionately in accordance with the votes of all other stockholders of the Company who have voted with respect to such matter or proposal.

     4.2 Presence at Stockholder Meetings. From the date hereof until the termination of this Agreement in accordance with Section 6.1, Stockholder shall, and Stockholder shall cause Affiliates and Associates of Stockholder for which Stockholder has the ability to exercise Discretionary Power (but only to the extent that Stockholder or Stockholder's Affiliates and Associates own or have Discretionary Power to vote such shares of Common Stock) to be present in person or represented by proxy at all stockholder meetings of the Company called by the Company so that all Common Stock

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of which such Persons (or such Persons' clients) are the Beneficial Owner may be counted for the purpose of determining the presence of a quorum at such meetings.

                                   ARTICLE 5

                                CERTAIN COVENANTS

     5.1 Proxy Solicitations. From the date hereof until the termination of this Agreement in accordance with Section 6.1,

           (a) Stockholder shall not, and Stockholder shall cause Affiliates and Associates of Stockholder for which Stockholder has the ability to exercise Discretionary Power, not to (but only to the extent that Stockholder or such Affiliates and Associates own or have Discretionary Power over such shares of Common Stock), directly or indirectly, (a) solicit, initiate or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1)); call, or in any way participate in a call for, any special meeting of stockholders of the Company (or take any action with respect to acting by written consent of the Company's stockholders); request or take any action to obtain or retain any list of holders of any shares of Common Stock; or initiate or propose any stockholder proposal or participate in the making of, or solicit stockholders for the approval of, one or more stockholder proposals; (b) deposit any shares of Common Stock in a voting trust or subject them to any voting agreement or arrangements, except as provided herein; (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of Exchange Act) with respect to any shares of Common Stock (or any securities the ownership of which would make the owner thereof a Beneficial Owner of shares of Common Stock); (d) otherwise act to control or influence the Company or its management, board of directors, policies or affairs, including, without limitation, (i) soliciting or proposing to effect or negotiate any form of business combination, restructuring, recapitalization or other extraordinary transaction involving, or any change in control of, the Company, its Affiliates or any of their respective securities or assets, or (ii) seeking Board representation or the removal of any Directors or a change in the composition or size of the Board of Directors of the Company; (e) disclose any intent, purpose, plan or proposal with respect to this Agreement, the Company or its Affiliates or the Board, management, policies, affairs, securities or assets of the Company or its Affiliates that is inconsistent with this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require the Company or any of its Affiliates to make any public disclosure relating to, any such intent, purpose, plan, proposal or condition; or (f) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing; and

           (b) To the extent that Stockholder or such Affiliates and Associates do not have Discretionary Power over the shares of Common Stock, Stockholder will not (and shall cause Affiliates and Associates of Stockholder for which Stockholder has the ability to exercise Discretionary Power not to) recommend, advise or suggest to such clients that the clients participate in, do or take any actions (or that such clients advise any third party to participate in, do or take any actions) enumerated in Section 5.1(a).

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                                   ARTICLE 6

                                  MISCELLANEOUS

     6.1 Termination. This Agreement and the rights and obligations of the Stockholder and the Company thereunder shall not terminate until ninety (90) calendar days after the date on which the Company receives notice from the Stockholder that the Stockholder Interest has been less than twenty percent (20%) for a period of at least fifteen (15) consecutive calendar days. After the Company receives notice pursuant to this Section 6.1, the Company shall amend the Rights Plan such that Stockholder will again be subject to the "Acquiring Person" threshold applicable to all other holders of the Common Stock.

     6.2 Notice. All notices required under this Agreement shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number, if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five (5) days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Stockholder in writing). Notices to the Stockholder shall be sent to the attention of _______________ (or at such other place as the Stockholder shall notify the Company in writing).

     6.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

     6.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, which shall continue in full force and effect, (ii) is not intended to confer upon any other person any rights or remedies hereunder, and (iii) may not be assigned by Stockholder other than by operation of law.

     6.5 Amendments. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Stockholder.

     6.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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     6.7   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without reference to such state's principles of conflicts of law.

     6.8 Attorney's Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     6.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                           [Signature Page to Follow]

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                                                    PCM Stockholder Agreement v3

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.




                                     QUANTUM CORPORATION


                                     By:   /s/ Richard Belluzzo
                                         ---------------------------------------
                                         Rick Belluzzo, President
                                         and Chief Executive Officer



                                     Private Capital Management, as Stockholder



                                     By:   /s/  Robert Moses
                                         ---------------------------------------
                                     Its:_______________________________________

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